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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MAY 29, 2001                                    www.fairchildsemi.com

                                                Corporate Communications:
                                                Fran Harrison
                                                207-775-8576
                                                fran.harrison@fairchildsemi.com

                                                Investor Relations:
                                                Pete Groth
                                                207-775-8660
                                                investor@spf.fairchildsemi.com

                                                Public Relations Firm:
                                                Barbara Ewen
                                                CHEN PR
                                                781-466-8282
                                                bewen@chenpr.com

NEWS RELEASE
------------

        FAIRCHILD SEMICONDUCTOR TO SELL $200 MILLION IN CONVERTIBLE NOTES

SOUTH PORTLAND, MAINE -- Fairchild Semiconductor International (NYSE: FCS) today announced its intent to offer, subject to market and other conditions, $200 million principal amount of Convertible Subordinated Notes due 2008 in a private placement. The notes will be convertible into Fairchild common stock at the option of the holder, at a price to be determined. The placement of the notes is expected to close in June 2001.

Fairchild intends to use the net proceeds of the issuance for general corporate purposes, including acquisitions and, depending on market conditions and other factors, purchasing its debt from time to time. If any such purchases of debt are effected at a premium to principal amount, Fairchild would be required to record a charge against earnings in the reporting period in which such purchase occurs.

The notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. The notes will not be registered under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



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FAIRCHILD TO SELL $200 MILLION IN CONVERTIBLE NOTES


FAIRCHILD SEMICONDUCTOR INTERNATIONAL:
Fairchild Semiconductor is a global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 11,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:
This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation.